UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2012

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

                                                                (Address of principal executive offices)                          (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This 8k is amended to include Mr. Bracy’s response to the company’s 8k filing of August 6th, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dennis Bracy tendered his resignation from the Board of Directors on the evening of Sunday August 5, 2012.

On July 2, 2012 Mr. Bracy indicated his intention to seek re-election to the Board of Directors. (Exhibit 1)

On August 5, 2012 the Board voted to reduce the number of Board members from 8 to 5.  The Company notes that Mr. Lee sought to reduce the size of the Board to reduce costs, ensure management continuity and to add to professional experience more aligned with the Company’s core business. This was communicated at the Board meeting, and endorsed by the majority of the Board members. Five nominees were selected for recommendation to Shareholders for election at the August 31 shareholder meeting.  Mr. Bracy was not one of the five nominees selected by the Board.  Mr. Bracy did not attend the Board meeting.

Later that night on August 5th, Mr. Bracy tendered his resignation from the board and did not indicate a disagreement with the company.  His resignation was effective immediately. This was 26 days before the expiration of his term on August 31. (Exhibit 2)

On August 6th, Mr. Bracy sent a clarification of his first email indicating that he resigned due to a “disagreement with management,” but he did not indicate any details or the nature of that disagreement.  (Exhibit 3)

On August 10, 2012, some five days after Mr. Bracy’s resignation, he sent a letter (Exhibit 4) which stated that he disagreed with “the Company’s characterization of the events” surrounding his resignation.

In response to Mr. Bracy’s letter the Company disagrees with virtually every assertion by Mr. Bracy. His disagreement appears not to be with the Company, but with the fast pace and style of Mr. Dickson Lee, L & L’s CEO and Chairman of the Board of which Mr. Bracy was a member.

Mr. Bracy sought re-election enthusiastically and did not raise disagreements with the Company or Mr. Lee. Only after not being nominated by the Board of Directors did Mr. Bracy resign and subsequently voice disagreements.

In accordance with state law and good governance, every significant decision is decided by majority vote of the Board of Directors. We held ten Board meetings, nine by phone and one in person. The high frequency of Board meetings is indicative of our Company’s need to be nimble and make decision quickly. It is also an indication of Mr. Lee’s desire for Board engagement not disengagement.

As CEO, Mr. Lee provides input to the Board and its Committees. Management strictly adheres to Board resolutions. The management reports to the Board not to an individual Board member.

Mr. Bracy served as a member on the Audit, Nominations, Compensation, and Clean Energy Committees. The Audit Committee consistently has had three independent board members.

Mr. Jincai Yang replaces Mr. Bracy as one of three members of the Audit Committee. Yang was unanimously elected by the remaining directors.  The Audit Committee, by majority vote, has the sole responsibility for appointing the Company’s independent auditor and is in the process of evaluating candidates at this time.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Exhibit 1-4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: August 14, 2012	By:	/s/ Clayton Fong
Clayton Fong,
Vice President